UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Collegiate Funding Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2005
To Our Stockholders:
      On behalf of the Board of Directors, we are pleased to invite you to attend the Collegiate Funding Services, Inc. 2005 Annual Meeting of Stockholders. As indicated in the attached Notice, the Meeting will be held in the offices of the Company located at 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408 on Tuesday, May 17, 2005, at 10:00 a.m. Eastern Time. At the Meeting, in addition to acting on the matters described in the attached Proxy Statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.
      Our Annual Report on Form 10-K for the year ended December 31, 2004, which is not a part of the proxy soliciting material, is enclosed.
      Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. Whether or not you expect to attend the Meeting, you are urged to vote your shares by mail. If you choose to vote by mail, please mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope in order to ensure that your shares will be represented at the Meeting.

Sincerely,

J. Barry Morrow
President and Chief Executive Officer

Collegiate Funding Services, Inc.
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, VA 22408
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2005
To the Stockholders of Collegiate Funding Services, Inc.:
      The Annual Meeting of Stockholders of Collegiate Funding Services, Inc. will be held at the company’s headquarters at 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408 on Tuesday, May 17, 2005, at 10:00 a.m., Eastern Time, for the following purposes:

(1) To elect two (2) Class I directors of the Company for a term expiring at the 2008 annual stockholders’ meeting.

(2) To ratify the appointment of Ernst & Young LLP as independent auditors for 2005.

(3) To transact such other business as may properly come before the Meeting and any adjournment thereof.
      The Board of Directors has fixed the close of business on March 18, 2005 as the record date for determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting. A list of the names of stockholders of record will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time) at the offices of the Company.
      Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. If you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card to indicate you plan to attend. In order to be admitted to the Annual Meeting, you will be required to present valid picture identification, such as a driver’s license or passport. Stockholders holding their shares in the name of a bank, broker or other holder of record must bring a brokerage statement or other proof of ownership with them to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

By Order of the Board of Directors,

/s/ Charles L. Terribile

Charles L. Terribile
Executive Vice President, Secretary and
General Counsel
April 15, 2005
Fredericksburg, VA

TABLE OF CONTENTS

GENERAL INFORMATION
Solicitation of Proxies	1
Outstanding Shares and Voting Rights	1
Voting Procedures for Stockholders of Record	1
Revoking Your Proxy	2
Quorum; Vote Required	2
Voting on Other Matters	2
Section 16(a) Beneficial Ownership Reporting Compliance	2
BENEFICIAL OWNERSHIP OF SECURITIES	3
INFORMATION ABOUT OUR BOARD OF DIRECTORS	4
Communications with Directors	5
Director Nomination Process	5
Compensation of Directors	6
Compensation Committee Interlocks and Insider Participation	6
Certain Relationships and Related Transactions	6
Management	7
Other	8
ITEM 1 — ELECTION OF DIRECTORS	8
EXECUTIVE OFFICERS	10
EXECUTIVE COMPENSATION	11
Report of the Compensation Committee on Executive Compensation	11
Summary Compensation Table	14
Stock Option Grants in 2004	15
Stock Option Exercises in 2004 and December 31, 2004 Stock Option Values	15
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
Audit Fees	16
Audit Committee Pre-Approval Policy	16
REPORT OF THE AUDIT COMMITTEE	17
PERFORMANCE GRAPH	18
2006 ANNUAL MEETING	18
Annex 1	A-1

COLLEGIATE FUNDING SERVICES, INC.
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2005
GENERAL INFORMATION
Solicitation of Proxies
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Collegiate Funding Services, Inc. to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005 at the Company headquarters at 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408, at 10:00 a.m. Eastern Time, or at any postponement or adjournment thereof. Stockholders will be admitted to the Annual Meeting beginning at 9:30 a.m.
      The mailing of this Proxy Statement, form of proxy and voting instructions will commence on April 15, 2005.
      The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees of the Company in person or by telephone, electronic transmission and facsimile transmission. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse them for their expenses in forwarding the materials.
Outstanding Shares and Voting Rights

Stockholders Entitled to Vote
      The Board of Directors has set March 18, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, 30,969,048 shares of the Company’s common stock, par value $.001 per share were outstanding. Shares of Common Stock are the only class of security entitled to vote at the Annual Meeting.

Voting Rights
      Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the Annual Meeting.
Voting Procedures for Stockholders of Record
      Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. Stockholders of record may vote their shares by mail or by attending the Annual Meeting and voting by ballot as described below. (Note: If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)
      Vote by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided.
      Voting by Ballot at the Annual Meeting. The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.
      All shares that have been properly voted and for which any proxy submitted has not been revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.
Revoking Your Proxy
      You can revoke your proxy at any time before your shares are voted by written notice to the Secretary of the Company, by timely delivery of a later-dated proxy prior to the voting of your shares, or if you vote by ballot at the Annual Meeting.
Quorum; Vote Required
      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The election of directors and ratification of Ernst & Young’s appointment each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.
Voting on Other Matters
      If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. We are not aware of any other matters to be raised at the Annual Meeting as of the date on which printing of this Proxy Statement commenced.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors, executive officers and 10 percent stockholders to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission (the “SEC”) and the Nasdaq National Market. Based on our records and other information, we believe that in 2004 our directors, executive officers and 10 percent stockholders met all applicable SEC filing requirements.

BENEFICIAL OWNERSHIP OF SECURITIES
      The following table sets forth the holdings, as of February 28, 2005, of the Common Stock of each current director and nominee for director of the Company, each executive officer named in the Summary Compensation Table included in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to the Company to beneficially own more than five percent of the Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person or entity named above is the Company’s principal executive office, 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned

5% stockholders:
Lightyear entities(2)	15,346,079	49.6%
Caisse de Dépôt et Placement du Québec(3)	2,433,341	7.9%
TCW entities(4)	2,151,191	6.8%
Hunter Global entities(5)	3,113,407	10.1%
Executive officers and directors:
J. Barry Morrow	513,534	1.7%
John R. Elam	32,385	*
John T. Fees	4,000	*
Kevin A. Landgraver	129,370	*
W. Clark McGhee	137,996	*
John Reeves	26,698	*
Charles L. Terribile	104,237	*
Donald B. Marron(2)	—	*
Kenneth M. Duberstein	1,000	*
Lawrence A. Hough	15,000	*
Athanassios Michas	—	*
Richard J. Sterne	1,000	*
Mark Vassallo	—	*
All directors and executive officers as a group (13 persons)	965,220	3.0%

*	Less than 1%

(1)	Shares beneficially owned include the following number of shares underlying outstanding options exercisable within 60 days of February 28, 2005: J. Barry Morrow 105,469 shares; Kevin A. Landgraver 46,407 shares; W. Clark McGhee 54,844 shares; Charles L. Terribile 37,970 shares; and all directors and executive officers as a group 244,690 shares. Shares beneficially owned also include the following number of shares of restricted stock: J. Barry Morrow 131,037 shares; John R. Elam 23,849 shares; Kevin A. Landgraver 35,695 shares; W. Clark McGhee 29,772 shares; John Reeves 17,873 shares; and Charles L. Terribile 23,849 shares.

(2)	Shares shown as beneficially owned by the Lightyear entities are held directly by The Lightyear Fund, L.P. and Lightyear Co-Invest Partnership, L.P. Lightyear Fund G.P., LLC, is the sole general partner of each of these entities. Messrs. Sterne and Vassallo are members of Lightyear Fund G.P., LLC which has investment and voting control over the shares controlled by each of these entities, and may be deemed to be beneficial owners of such shares. Mr. Marron is the founding member of Lightyear and, as such, may also be deemed to share beneficial ownership of the shares controlled by these entities. Each of Lightyear Fund G.P., LLC and Messrs. Marron, Sterne and Vassallo disclaim beneficial ownership of such shares. The address of each of the Lightyear entities is c/o Lightyear Capital, LLC, 51 West 52nd Street, 23rd Floor, New York, New York 10019.

(3)	The address for Caisse de Dépôt et Placement du Québec is Centre CDP Capital, 1000, place Jean-Paul-Riopelle, Montréal (Québec) Canada H2Z 2B3.

(4)	Includes TCW/ Crescent Mezzanine Partners III, L.P., TCW/ Crescent Mezzanine Trust III, TCW Crescent/ Mezzanine Partners III Netherlands, L.P. and TCW Leveraged Income Trust IV and includes 885,299 shares issuable upon exercise of warrants for nominal consideration. The address for the TCW entities is c/o TCW/ Crescent Mezzanine, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(5)	Shares shown as beneficially owned by the Hunter Global entities are held directly by Hunter Global Investors Fund I L.P. , Hunter Global Investors Fund II L.P. (“Fund II”), Hunter Global Investors Offshore Fund Ltd. and Hunter Global Investors Offshore Fund II Ltd. (“Offshore I”). Hunter Global Associates L.L.C. is the general partner of Fund I and Fund II. Hunter Global Investors L.P. is the investment manager of Fund I, Fund II, Offshore I and Offshore II. Mr. Duke Buchan III, as senior managing member of Hunter Associates and as the sole member of the general partner of Hunter Associates, may be deemed to share beneficial ownership of the shares controlled by these entities. The address of each of the Hunter Global entities is 485 Madison Avenue, 22nd Floor, New York, New York 10022.
INFORMATION ABOUT OUR BOARD OF DIRECTORS
      The Board of Directors affirmatively has determined that the directors listed below are independent, under the standards set forth by the rules of the Nasdaq National Market. The Company plans to add additional members to the Board of Directors so that a majority of the Board will be independent by July 16, 2005, which is the one-year anniversary of listing of the Common Stock on the Nasdaq National Market. The independent directors are:
Kenneth M. Duberstein
Lawrence A. Hough
Athanassios Michas
      During 2004, the Board of Directors held three regularly scheduled and five special meetings. During 2004, all of our incumbent directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and Board committees on which they served. In addition, during 2004, our independent directors met in regularly scheduled executive sessions, in which only the independent directors were present. Since July 2004, the Board of Directors had three standing committees. Those committees consisted of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee” or the “Nominating Committee”). A description of the responsibilities of each standing committee of the Board, their current members and meeting information for 2004 follows:
      Audit Committee. The Audit Committee is presently comprised of Messrs. Hough (Chairman), Duberstein, Michas, and Sterne. A majority of the members of the Audit Committee are independent in accordance with the rules of the Nasdaq National Market and the Securities Exchange Act of 1934, as amended and the Company plans to replace existing members of the Audit Committee so that all will be independent by July 16, 2005, which is the one-year anniversary of listing of the Common Stock on the Nasdaq National Market. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The committee met four times during 2004. A copy of the Audit Committee charter is attached as Annex 1 to this Proxy Statement. The Board of Directors has determined that Messrs. Hough, Duberstein and Michas are independent, that all of the current Audit Committee members are financially literate, and that Mr. Michas has financial sophistication in accordance with the rules of the Nasdaq National Market, and qualifies as an audit committee financial expert in accordance with item 401 of Regulation S-K as promulgated by the SEC.
      Compensation Committee. The Compensation Committee is presently comprised of Messrs. Hough, Duberstein and Michas. Mr. Vassallo was a member of the Compensation Committee from July 2004 to April 4, 2005. All of the members of the Compensation Committee are independent in accordance with the rules of the Nasdaq National Market. The committee administers the Company’s stock incentive plan and reviews and approves the compensation of the Chief Executive Officer and the executive officers of the Company who report directly to the Chief Executive Officer and any employment contract or similar arrangement between the Company and any executive officer. The committee participates in senior management succession planning, senior management performance evaluations, and also reviews from time to time the Company’s compensation and benefits programs applicable generally to management employees of the Company. The committee was established in July 2004 and met twice during 2004.
      Nominating and Governance Committee. The Nominating and Governance Committee is presently comprised of Messrs. Marron (Chairman), Hough, Duberstein, and Michas. A majority of the members of the Nominating and Governance Committee are independent as required by the rules of the Nasdaq National Market, and the Company plans to replace an existing member of the Nominating and Governance Committee so that all will be independent by July 16, 2005, which is the one-year anniversary of listing of the Common Stock on the Nasdaq National Market. The committee identifies individuals qualified to become members of the Board, nominates the individuals to stand for election as directors of the Company by the stockholders and performs additional duties as the Board from time to time delegates to it. The committee was established in July 2004 and did not have any meetings in 2004.
      Copies of the committee charters, as well as the Company’s Code of Business Conduct and Ethics and Code of Ethics, are available on the Company’s website at www.cfsloans.com. The Company’s Code of Conduct is applicable to the members of the Board of Directors and all employees of the Company.
Communications with Directors
      Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, Collegiate Funding Services, Inc., 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408 or by sending an e-mail to corporatesecretary@cfsloans.com. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. Comments or questions regarding the compensation of the Company’s Chief Executive Officer and executive officers will be referred to members of the Compensation Committee.
Director Nomination Process
      In filling a vacancy or a new director position on the Board, the Nominating Committee performs a search for qualified candidates. The Nominating Committee will identify qualified candidates by seeking input from Board members, senior management and, if the Nominating Committee deems appropriate, by hiring a search firm. The Nominating Committee will also consider recommendations for qualified candidates submitted by stockholders. When identifying candidates for membership on the Board, the Nominating Committee will consider and evaluate candidates recommended by stockholders, management and directors on an equal basis. The Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating Committee will interview those candidates who the Nominating Committee determines satisfy specific criteria and otherwise qualify for Board membership. Minimum qualifications of directors include strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board. Other factors the Nominating Committee considers appropriate include: independence from management; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background; executive compensation background; and the size, composition and combined expertise of the existing Board. The Nominating Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating Committee will then meet and consider the qualified candidates and will approve the final candidate. Pursuant to the Nominating Committee charter, the final candidate will be recommended by the Nominating Committee to the Board for nomination for election by the stockholders at the annual meeting or will be recommended by the Nominating Committee for election by the Board to fill a vacancy. Throughout the process, the Chairman of the Nominating Committee will keep the Board apprised of the Committee’s progress in identifying a candidate for the director position.
      The Nominating Committee also recommends director nominees to the Board for nomination for election by the stockholders at each annual meeting. In determining whether to nominate an incumbent director for re-election, the Nominating Committee reviews the performance of the incumbent director, including the director’s attendance at prior Board and Nominating Committee meetings, the director’s tenure as a member of the Board and the director’s preparation for and participation in Board and Nominating Committee meetings. Any stockholder recommendations for director candidates may be submitted to the Nominating Committee by writing to the Committee c/o Secretary, Collegiate Funding Services, Inc., 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408 or by sending an e-mail to corporatesecretary@cfsloans.com. See “2006 Annual Meeting.”
Compensation of Directors
      The Company’s policy is to pay an annual retainer fee and meeting fees to its non-employee directors who are not directly affiliated with one of the parties who were original investors in the 2002 acquisition of the Company. Currently, Messrs. Hough, Duberstein and Michas are the only such directors. Each of these directors receives an annual retainer fee of $18,000 and an additional annual fee of $5,000 ($9,000 in the case of the Audit Committee) for each committee on which the director serves as chairman. Each director, other than Mr. Morrow, also receives an attendance fee of $1,500 for each Board meeting and each committee meeting attended in person and $750 for each Board meeting and each committee meeting in which he participates by telephone. All directors of the Company are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings and are eligible to participate in the Company’s stock incentive plan.
      Pursuant to the Company’s By-laws, we indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.
Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee is or has been an officer or an employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Certain Relationships and Related Transactions

Management Agreement
      Under a Management Agreement, dated May 17, 2002, as amended, among the Company, Lightyear Capital, LLC, CFSL Acquisition Corp. and Collegiate Funding Services, L.L.C., the Company pays a management fee equal to $1.25 million per annum to Lightyear Capital, LLC plus reasonable out-of-pocket expenses. The Lightyear Fund, L.P. is a private equity fund based in New York. It was formed on November 3, 2000 as a limited partnership pursuant to the laws of the State of Delaware, and commenced operations on January 1, 2001. As an investment fund, The Lightyear Fund, L.P. seeks capital appreciation through direct private equity and equity-related investments, including leveraged acquisitions, buildups, recapitalizations, restructurings, management buyouts, pre-public offering opportunities and growth equity transactions. The Lightyear Fund, L.P. and its affiliates, or Lightyear, acquired their interest in the Company in May 2002. Lightyear beneficially owns 49.6% of the Common Stock.
      Under the terms of the Management Agreement, Lightyear provides consulting and management advisory services, including advice on financial and strategic corporate planning and such other management services as Lightyear and the Company may agree. As of December 31, 2004, the Company had no accrued liability for management fees. Lightyear may in the future receive customary fees for advisory services rendered to the Company. Such fees will be negotiated from time to time with the independent members of the Board of Directors on an arm’s-length basis and will be based on the services performed and the prevailing fees then charged by third parties for comparable services. In 2004, the Company paid fees to Lightyear totaling approximately $1.25 million. Under the Management Agreement, the Board of Directors will have the ability to terminate the agreement and pay Lightyear an amount equal to the discounted present value of future fees payable under the agreement.
      Under a Stockholders Agreement dated May 17, 2002, among the Company, Lightyear, TCW, CDP Financial Services (US) LP and certain other principal investors, which are referred to as the Existing Stockholders, Lightyear and these other investors have registration rights. Pursuant to these registration rights, holders of the Common Stock that are party to the agreement holding at least 50 percent of the Common Stock and TCW each may demand that the Company register all or part of their common stock so long as the shares to be offered pursuant to the request have an aggregate offering price of at least $5.0 million (based on the then current market price). The Company will be required to fulfill such obligation except in limited circumstances. The number of shares to be included in any such public offering will not exceed the maximum number that can be sold without having a material adverse effect on the success of the offering, based on the opinion of the managing underwriter of such offering. The Existing Stockholders are collectively entitled to demand registration of their common stock on three occasions, together with an additional demand that may be made by TCW. These rights may also be exercised on an unlimited number of occasions with respect to registration statements on Form S-3, so long as the stock to be registered has an aggregate value of at least $10 million, provided that the Company will not be obligated to effect more than one registration in any 12 month period.
      In addition, subject to limited exceptions, if the Company proposes to register any shares of its capital stock, whether or not for sale for the Company’s own account, the Company is required to provide notice to the Existing Stockholders, and if requested by such stockholders, the Company will include their shares in the registration statement. The shares to be included in any such public offering will not exceed the maximum number that the managing underwriter determines can be sold in such an offering without having a material adverse effect on the success of the offering, with priority given to securities sought to be included at the request of TCW (if such registration was made pursuant to a demand of TCW) and then the other Existing Stockholders.
      The Company has agreed to pay certain expenses and indemnify the Existing Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with any registration under the Stockholders Agreement.
      Certain other provisions of the Stockholders Agreement that pertained to management rights, rights of first refusal, rights of co-sale, transfer restrictions, preemptive rights and drag along rights terminated upon consummation of the Company’s initial public offering of Common Stock (the “IPO”) in July 2004.
Management
      In May 2002, the Company loaned Mr. Morrow $337,532 to purchase the Company’s common and preferred stock, secured by the pledge of 76,665 shares of the Company’s preferred stock. Interest accrued on the unpaid principal amount of the loan at a rate of LIBOR plus 3.00 percent. The loan was repaid in full on July 21, 2004, in connection with the consummation of the IPO.

      In May 2002, the Company loaned Mr. McGhee $149,995 to purchase the Company’s common and preferred stock, secured by a pledge of 34,069 shares of the Company’s preferred stock. Interest accrued on the unpaid principal amount of the loan at the rate of LIBOR plus 3.00 per cent. The loan was repaid in full on January 16, 2004.
Other
      In July 2004, Kepler Equities S.A. earned $100,500 in fees as a member of the selling group for the IPO in Europe. Lightyear beneficially owns a majority of the equity of Kepler Equities S.A. as well as approximately 50% of our Common Stock.
ITEM 1 — ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation requires the Board of Directors to consist of at least three (3) members, and provides for three classes of directors, each class serving for a three-year term, with one class being elected each year by the Company’s stockholders.
      The Board of Directors currently consists of seven members, including two Class I Directors whose terms expire in 2005, two Class II Directors whose terms expire in 2006, and three Class III Directors whose terms expire in 2007. At the Annual Meeting, two Class I Directors are to be elected each to three year terms expiring in 2008. The nominees for the Class I Directors are Athanassios Michas and Richard J. Sterne. Messrs. Michas and Sterne presently serve on the Board of Directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. MICHAS AND STERNE AS DIRECTORS.
      The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of Messrs. Michas and Sterne. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be recommended by the Nominating Committee and nominated by the Board.
      Below is information concerning each nominee for election as a director at the Annual Meeting and each director whose current term will continue after the Annual Meeting:

		Director	Term
Name	Age	Since	Expires	Position(s) with Company

Donald B. Marron	70	2004	2007	Director and Chairman of the Board
J. Barry Morrow	51	2002	2007	Director, President and Chief Executive Officer
Kenneth M. Duberstein	60	2004	2007	Director
Lawrence A. Hough	60	2004	2006	Director
Athanassios Michas	60	2004	2005	Director
Richard J. Sterne	59	2002	2005	Director
Mark F. Vassallo	42	2003	2006	Director

Director Information
      Donald B. Marron has been a director since April 2004 and has been the chairman and chief executive officer of Lightyear Capital, LLC, an entity he founded, since 2001. Mr. Marron served as president of PaineWebber Group Inc. from 1977 to 1980 and as chairman and chief executive officer from 1981 until its merger with UBS AG in November 2000. Following the merger, Mr. Marron served as chairman of UBS America until September 2003. Mr. Marron also serves as a director of Shinsei Bank and Fannie Mae.
      J. Barry Morrow has been a director and our president and chief executive officer since 2002. From 2000 to 2002, Mr. Morrow served as our president and chief operating officer. Mr. Morrow previously served as the general manager of Financial Partners for the Office of Student Financial Assistance at the U.S. Department of Education from 1999 to 2000. Prior to that, Mr. Morrow spent more than 17 years with Sallie Mae in various positions including the senior operations executive. Mr. Morrow holds a B.A. from Virginia Tech and a M.A. in public administration from George Washington University.
      Kenneth M. Duberstein has been a director since July 2004 and has been the chairman and CEO of The Duberstein Group, Inc., an independent strategic planning and consulting company, since July 1989. Mr. Duberstein served as Chief of Staff to the President of the United States from 1988 to 1989. Mr. Duberstein serves as a director of The Boeing Company, ConocoPhillips, Inc., Fannie Mae, Fleming Companies, Inc. and The St. Paul Travelers Companies, Inc. Mr. Duberstein also serves as a governor of the American Stock Exchange and the NASD, Inc.
      Lawrence A. Hough has been a director since April 2004. Until January 1, 2005, Mr. Hough served as chairman and chief executive officer of SynXis Inc., a hotel technology company. Mr. Hough has served as the chairman of Stuart Mill Capital, Inc., an investment management company that he founded, since 1998. In 1999, Stuart Mill Capital, Inc. led an investment group that acquired, managed, and sold SatoTravel, a global travel management company. From July 1990 to August 1997, Mr. Hough served as president and chief executive officer of Sallie Mae, where he had been employed since 1972. Mr. Hough serves as a director of Orbimage, Versura, Inc., and as non-executive chairman of the board of SynXis Inc. Mr. Hough also serves as a trustee of the Shakespeare Theatre, a trustee of the Levine School of Music and a director of Community Foundations of America.
      Athanassios “Nassos” Michas has been a director since December 2004. Mr. Michas also serves as a director and chairman of the board of MAK Scientific, a private pharmaceutical research firm and is a member of the New York Society of Security Analysts and the Advisory Committee of International Capital Markets to the New York Stock Exchange Board of Directors. Mr. Michas serves as a trustee of the Gennadius Library, which is affiliated with The American School of Classical Studies in Athens. Mr. Michas spent 27 years with Merrill Lynch & Co. in various positions including chairman of Merrill Lynch Banks. From 2001 until 2004, Mr. Michas served as president and chief executive officer of Robeco USA, a New York-based asset management firm. Mr. Michas holds a B.S. from the University of Utah, a M.S. from the University of California, Berkeley and a M.B.A. from Harvard Business School.
      Richard J. Sterne has been a director since May 2002, and has been a partner and managing director of Lightyear Capital, LLC since 2001. From 1999 until joining Lightyear, Mr. Sterne was a managing director at PaineWebber Group Inc. in the Principal Transactions Group, responsible for the firm’s proprietary investments. From 1995 until joining PaineWebber, Mr. Sterne was the chairman and chief executive officer of Links Securities, Inc. Mr. Sterne holds a B.A. from Harvard University and a M.B.A. from Stanford University Business School.
      Mark F. Vassallo has been a director since December 2003, and has been a partner and managing director at Lightyear Capital, LLC since September 2003. Prior to joining Lightyear, Mr. Vassallo spent 16 years at PaineWebber Group Inc. Following the merger of PaineWebber and UBS AG, Mr. Vassallo spent three years at UBS serving as managing director and as senior advisor to Lightyear Capital. Mr. Vassallo also serves on the boards of directors of New Flyer Industries and Kepler Equities. Mr. Vassallo holds a B.A. from Harvard University and a M.B.A. from Columbia University.

EXECUTIVE OFFICERS
      The executive officers of the Company and their respective ages and positions are set forth below.
      Biographical information on Mr. Morrow, who serves as a director, president and chief executive officer of the Company, is set forth in the “Director Information” section above. Biographical information for the other executive officers of the Company is set forth below.

Name	Age	Position(s)

John R. Elam	59	Executive Vice President — Operations and Information Technology
John T. Fees	38	Executive Vice President and President of Youth Media & Marketing Networks
Kevin A. Landgraver	42	Executive Vice President and Chief Financial Officer
W. Clark McGhee	40	Executive Vice President — Sales and Marketing
John A. Reeves	54	Executive Vice President — Government Relations and Acting Chief Operating Officer
Charles L. Terribile	59	Executive Vice President, General Counsel and Secretary
      John R. Elam has been the Company’s executive vice president of operations and information technology since April 2003 and has been the president and chief operating officer of CFS-SunTech Servicing LLC since April 2004. From 2001 to 2003, Mr. Elam served as senior vice president for Wells Fargo Mortgage. From 1998 to 2001, Mr. Elam served as chief information officer for the North American Mortgage Company. From 1996 to 1998, Mr. Elam served as chief operating officer for the Computer Science Corporation. From 1992 to 1996, Mr. Elam held positions at Chase Manhattan Corporation, serving as both a division senior vice president and vice president of operations and new acquisitions. From 1991 to 1992, Mr. Elam served as the special assistant to the Secretary of Education. From 1990 to 1991, Mr. Elam served as a vice president for Sallie Mae. Mr. Elam holds a B.S. from Auburn University, a M.A. in history from University of Georgia and a M.B.A. from Golden Gate University.
      John T. Fees has been the Company’s executive vice president and president of Youth Media & Marketing Networks (“Y2M”) since April 2004. From October 1999 to April 2004, Mr. Fees served as a co-founder and chief executive officer of Y2M, an affinity marketing company. From June 1999 to October 1999, Mr. Fees served as vice president of marketing for Student Advantage Inc. From 1996 to 1999, Mr. Fees served as a senior vice president at First USA Partners where he was responsible for the sales and marketing of affinity credit card programs. Mr. Fees holds a B.S. from Arizona State University and a M.B.A. from Harvard Business School.
      Kevin A. Landgraver has been the Company’s executive vice president and chief financial officer since September 2001. From March 1995 to September 2001, Mr. Landgraver served as the senior vice president for Educaid. Mr. Landgraver received a B.A. from Macalester College and a M.B.A. from Rockhurst University.
      W. Clark McGhee has been the Company’s executive vice president of sales and marketing since August 2001. From August 1999 to August 2001, Mr. McGhee was the president of Servus Financial Corporation, a wholly owned private education loan subsidiary of Wells Fargo Bank. From June 1986 to August 1999, Mr. McGhee held positions at SunTrust Bank (formerly Crestar Financial Corporation), serving as both executive vice president of its small business and consumer Internet lines of business as well as chief executive officer of SunTrust Education Financial Services Corporation. Mr. McGhee holds a B.S. from the University of Richmond.
      John A. Reeves has been the Company’s executive vice president of government relations since June 2002 and has been the Company’s acting chief operating officer since October 2004. From October 2000 to June 2002, Mr. Reeves served as the general manager of Financial Partners for the Office of Student Financial

Assistance at the U.S. Department of Education. From 1988 to 2000, Mr. Reeves served as president of Educaid. Mr. Reeves holds a B.A. from Lewis & Clark College and a J.D. from Drake University School of Law.
      Charles L. Terribile has been the Company’s executive vice president, general counsel and secretary since December 2001. Prior to that, Mr. Terribile spent 23 years with First Union Corporation, holding a number of positions, including deputy general counsel for consumer products and services. From 1972 to 1978, Mr. Terribile was an assistant to the commissioner of the New Jersey Department of Banking. From 1970 to 1972, Mr. Terribile served as a deputy attorney general for the New Jersey State Attorney General’s Office. Mr. Terribile holds a B.S. from the Pennsylvania State University and a J.D. from Rutgers School of Law.
EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
      The Compensation Committee is responsible for reviewing and approving all aspects of compensation (base salaries, annual performance awards, long-term incentives, benefits and perquisites) for the chief executive officer and executive officers that report directly to the chief executive officer (the “senior executives”). The chief executive officer and senior executives comprise the highest levels of management and currently number seven employees.
      The Compensation Committee’s policy is to structure compensation for the chief executive officer and senior executives so that it is appropriately competitive in the attraction and retention of qualified leaders; is closely linked to individual performance, Company performance and increases in stockholder value; and is determined and disclosed in compliance with applicable rules and regulations. In addition, the Compensation Committee considers the compensation of all levels of employees within the Company in order to provide an appropriate context for compensation decisions for the chief executive officer and senior executives. The Compensation Committee also advises the Nominating and Corporate Governance Committee on the amount and form of fees and benefits to be paid to non-employee members of the Board.
      The Compensation Committee has the authority to retain an independent consultant to provide advice and counsel to the Compensation Committee in evaluating and developing programs in order to pay executive officers competitively, motivate them to contribute to the Company’s success and reward them for their performance. In 2004, the Company retained Mercer Human Resources Consulting to assist the Committee in this regard.
      The Committee sets executive compensation at a median level relative to companies with which we compete for executive talent and in comparison with a selected cross-industry group of other companies of similar size.
      The Company’s stock incentive plan under which executive performance awards and long-term incentive grants are made is stockholder-approved and designed to comply with the requirements of federal tax laws on deductibility. The Compensation Committee considers federal tax implications prior to making executive compensation decisions. The Compensation Committee is not, however, precluded from making payments or awards where appropriate to retain and provide competitive incentives to the chief executive officer or a senior executive, whether or not the compensation qualifies for such deductibility.
      Each year, the Compensation Committee asks the Company to present a proposed compensation plan for each senior executive, along with supporting competitive market data. After discussion with the chief executive officer about the individual performance of each senior executive, individual compensation plans are established. The Compensation Committee then meets in executive session, without the chief executive officer present, to review similar information regarding the chief executive officer and to establish a compensation plan for the chief executive officer. The Compensation Committee was established in July 2004 and met twice during 2004.

      Compensation for the chief executive officer and senior executives has three major components: base salary, short term annual performance award and long-term performance incentives. As more fully explained below, each component has a different structure and purpose. However, in general, the Compensation Committee has structured the compensation of the chief executive officer and senior executives so that at target levels of total direct compensation, at least 50 percent is variable and dependent upon performance.
      The Company’s 2004 Performance. In the context of making compensation decisions regarding the chief executive officer and senior executives, the Compensation Committee evaluated the Company’s performance in 2004. The Compensation Committee reviewed the Company’s 2004 overall performance, which included the acquisition of Y2M; the achievement of the highest quality service rating, SQ-1, from Moody’s Investors Service, Inc. and the designation of Exceptional Performer by the U.S. Department of Education, for its servicing subsidiary, CFS-Suntech Servicing LLC; increased recognition of the Company’s securitizations in the asset-backed securities marketplace; and the completion of the Company’s initial public offering in July 2004. The Compensation Committee also reviewed the Company’s 2004 financial results, the key drivers (number and dollar volume of loans funded and retained), the performance of the common stock and the performance of the chief executive officer and each of the senior executives. As compared to 2003, the Company generated substantially higher revenue in 2004, offset by slightly higher expenses. In addition, the Company produced significant net income and earnings per share in 2004, as compared to a net loss in 2003.
      Base Salaries. Base salaries for all Company employees, including the chief executive officer and the senior executives, are usually determined upon an evaluation of their responsibilities, an assessment of their performance and market comparisons from regularly scheduled compensation surveys. Average salaries for each employee group are managed to be within the median range of the comparison group to facilitate the Company’s ability to attract and retain a highly qualified workforce. Changes in base salary for the chief executive officer and senior executives, as well as for all Company employees, depend upon projected changes in the external market as well as the individual’s contributions to the Company’s performance.
      Short-Term Performance Awards. Annual performance awards are a component of pay of all employees. Performance award payouts are determined for the chief executive officer and senior executives by the Compensation Committee each year in December. Performance for the prior year is compared to previously established Company, business unit and individual goals. For the chief executive officer and senior executives, annual performance awards are determined based on performance criteria established by the Compensation Committee in accordance with the employment agreements of the chief executive officer and senior executives with the Company (each an “Employment Agreement” and collectively, the “Employment Agreements”). The Employment Agreements, which became effective on July 16, 2004 (with the exception of the Employment Agreement for Mr. Fees, which was executed in May 2004), were approved by the Board on June 21, 2004. The individual awards are listed in the Summary Compensation Table.
      Long-Term Incentive Compensation. Under the Company’s stock incentive plan, the Compensation Committee may grant restricted stock, stock options and other stock-based awards to officers and key employees of the Company and its affiliates. This equity participation is designed to align the interests of the employees receiving stock awards and the Company’s stockholders over the long term and as a retention tool. The Company’s long-term equity-based compensation program for executive officers consists primarily of restricted stock and stock option grants that vest over a multi-year period. As with base salary and the short-term annual performance awards, long-term incentive compensation is established by the Compensation Committee in accordance with competitive considerations and each individual’s actual award is based upon the individual’s performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company’s strategic efforts.
      The Compensation Committee approved a grant of restricted stock (the “IPO Shares”) and stock options (the “IPO Options”) to Messrs. Morrow, Elam, Landgraver, McGhee and Reeves in July 2004 in connection with the consummation of the IPO. The value of the IPO Shares and IPO Options is based on the per share offering price of the shares of Common Stock offered to the public in the IPO as shown in the “Restricted Stock Awards” and “Securities Underlying Options” columns of the Summary Compensation Table. The IPO Options will vest and all restrictions on the IPO Shares will lapse with respect to 25 percent of the shares covered by the IPO Options and the IPO Shares on the first anniversary of the date of grant and on each of the immediately following three anniversaries, so long as the executive remains employed by the Company on the applicable vesting date.
      In addition, the IPO Options and IPO Shares will fully vest and, as applicable, be exercisable immediately, and all restrictions on the IPO Shares will lapse upon the occurrence of any of the following events: (1) termination of the executive’s employment prior to the expiration of the term due to his death or disability, (2) a qualifying termination within 12 months after a change of control or (3) solely with respect to Mr. Morrow, the termination of employment at the retirement age.
      Additional Committee Determinations. In recognition of the successful completion of the IPO, the Company also awarded one-time bonuses of unrestricted stock and cash (the “IPO Bonuses”) to Messrs. Morrow, Elam, Landgraver, McGhee and Reeves. The IPO Bonuses are included in the Summary Compensation Table.
      The Compensation Committee also annually reviews the benefits programs in which the chief executive officer and senior executives are eligible to participate. The result of the 2004 review was a determination by the Compensation Committee that the programs were appropriate, reasonable and competitive.
      The Compensation Committee also approved a non-qualified supplemental executive retirement plan (a “SERP”) for the chief executive officer and senior executives that allows such individuals to make a pre-tax deferral contribution of up to a specified dollar amount into the SERP, after taking into account his contributions to the Company’s 401(k) plan. The Company will match, in cash or stock, 100 percent of the contribution amount and the match will vest ratably over three years. During 2004, Messrs. Morrow, Landgraver, McGhee and Reeves contributed $6,058, $12,000, $12,000, and $762, respectively into the SERP and the Company has matched such amounts. See the Summary Compensation Table.

Compensation Committee

Mark F. Vassallo (Chairman)
Lawrence A. Hough
Kenneth M. Duberstein
Athanassios Michas
April 1, 2005

Summary Compensation Table

		Annual Compensation				Long-Term
						Compensation Awards
					Other
					Annual	Restricted
					Compen-	Stock	Securities
Name and Principal					sation	Awards	Underlying	All Other
Position	Year	Salary ($)		Bonus ($)	($)	($)(1)	Options (#)	Compensation ($)

J. Barry Morrow,	2004	457,269		500,000	—	2,096,592	301,354	772,351	(2)(5)
President &	2003	419,923		625,000	—	—	—	6,138	(2)
Chief Executive Officer	2002	491,000		626,500	—	—	178,762	245,591	(2)(6)

John R. Elam,	2004	238,269		250,000	—	381,584	54,846	111,686	(2)(5)
Executive Vice President —	2003	142,789	(3)	125,000	—	—	—	92,947	(2)(4)
Servicing and Operations	2002	—		—	—	—	—	—

Kevin A. Landgraver,	2004	275,192		250,000	—	571,120	82,089	273,212	(2)(5)
Executive Vice President &	2003	243,338		280,000	—	—	—	6,060	(2)
Chief Financial Officer	2002	219,159		263,438	—	—	78,655	33,643	(2)(6)

W. Clark McGhee,	2004	276,231		250,000	—	476,352	68,468	173,212	(2)(5)
Executive Vice President —	2003	259,108		230,000	—	—	—	6,054	(2)
Marketing	2002	249,731		270,000	—	—	92,956	5,178	(2)

John A. Reeves	2004	227,692		300,000	—	285,968	41,106	112,055	(2)(5)
Executive Vice President —	2003	199,224		215,000	—	—	—	6,138	(2)
Government Relations &	2002	100,647		77,920	—	—	—	2,661	(2)
Chief Operating Officer

(1)	The number of shares of restricted stock held as of December 31, 2004 by the officers named in the table (and the value of the shares based on the closing price of a share of the Company’s Common Stock on December 31, 2004) was: Mr. Morrow 131,037 ($1,846,311); Mr. Elam 23,849 ($336,032); Mr. Landgraver 35,695 ($502,942); Mr. McGhee 29,772 ($419,487); and Mr. Reeves 17,873 ($251,830). The restrictions on the restricted shares will lapse ratably over a four-year period beginning on the grant date, which was July 21, 2004.

(2)	Includes employer contributions to the company’s 401(k) plan and nominal amounts with respect to paid leave.

(3)	Represents amount earned in 2003 from employment starting on April 28, 2003 of an annual salary of $225,000 and a pro-rated annual bonus.

(4)	Reflects amounts received for relocation reimbursement.

(5)	Includes amounts received in connection with IPO bonus consisting of cash and stock and related tax preparation. Mr. Morrow received 28,125 shares of Common Stock with an aggregate value of $450,000, a cash bonus of $300,000, related tax preparation with a value of $10,000, and retirement and group term life benefits with a value of $12,351; Mr. Elam received 3,750 shares of Common Stock with an aggregate value of $60,000, a cash bonus of $40,000, related tax preparation with a value of $5,000, and retirement and group term life benefits with a value of $6,686; Mr. Landgraver received 9,375 shares of Common Stock with an aggregate value of $150,000, a cash bonus of $100,000, related tax preparation with a value of $5,000, and retirement and group term life benefits of $18,212; Mr. McGhee received 5,625 shares of Common Stock with an aggregate value of $90,000, a cash bonus of $60,000, related tax preparation with a value of $5,000, and retirement and group term life benefits with a value of $18,212; and Mr. Reeves received 3,750 shares of Common Stock with an Aggregate value of $60,000, a cash bonus of $40,000, related tax preparation with a value of $5,000, and retirement and group term life benefits with a value of $7,055.

(6)	Includes amounts received for other non-cash compensation.

Stock Option Grants in 2004
      The following table provides information on stock option grants in 2004 to the named executive officers. The stock option grants shown in the following table were made in July 2004.

	Individual Grants

	Number of Shares	Percent of Total	Exercise or
	Underlying Options	Options Granted to	Base Price	Expiration	Grant Date
Name	Granted (#)(1)	Employees in 2004	($/Sh)(1)	Date	Value($)(2)

J. Barry Morrow	301,354	34.78%	$16.00	7/21/2011	1,397,730
John R. Elam	54,846	6.33%	$16.00	7/21/2011	254,385
Kevin A. Landgraver	82,089	9.47%	$16.00	7/21/2011	380,743
W. Clark McGhee	68,468	7.90%	$16.00	7/21/2011	317,566
John A. Reeves	41,106	4.74%	$16.00	7/21/2011	190,657

(1)	Options grants during 2004 were made under the Company’s amended and restated Stock Incentive Plan. The options were issued at fair market value on the date of grant, vest in equal amounts over four years and expire in seven years.

(2)	The fair value of the options granted in 2004 under the Black-Scholes option pricing model assumed: an annual interest rate of approximately 4%; no dividends; volatility of approximately 29%; and an expected life of 4.5 years. Using this model, the fair value of the options as of the grant date was approximately $4.64/share.
Stock Option Exercises in 2004 and December 31, 2004 Stock Option Values
      None of our named executive officers exercised stock options during the year ended December 31, 2004. The following table sets forth information on unexercised options to purchase the Common Stock held by the named executive officers as of December 31, 2004.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-the-
	Options at December 31,		Money Options at
	2004 (#)		December 31, 2004 ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Barry Morrow	105,469	374,647	1,390,081	966,002
Kevin A. Landgraver	46,407	114,337	611,644	425,029
W. Clark McGhee	54,844	106,580	722,844	502,316
John R. Elam	—	54,846	—	—
John A. Reeves	—	41,106	—	—

(1)	As of December 31, 2004, only the options granted in 2002 with a strike price of $0.91 per share were in-the-money. Options granted in 2004 have a strike price of $16.00. Value represents the difference between the strike price of the in-the-money options and the market value of the Common Stock on December 31, 2004.
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company and its consolidated subsidiaries in connection with the IPO. The Audit Committee has re-appointed Ernst & Young for the fiscal year ending December 31, 2005, and presents this selection to the stockholders for ratification. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Fees
      The aggregate fees billed to the Company by Ernst & Young for services rendered during 2004 were as follows:
      Audit Fees. Fees for audit services totaled approximately $1,423,750 in 2004, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on form 10-Q, registration statements filed with the SEC and related comfort letters. Included in audit fees are fees of $975,000 associated with the initial public offering.
      Audit-related Fees. There were no fees for audit-related services in 2004. Audit-related services typically include accounting consultations, audits of the Company’s employee benefit plans, and other audits required by regulation or contract.
      Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning including expatriate tax services, totaled approximately $156,997 in 2004. Included in fees for tax services are fees of $75,773 associated with the initial public offering.
      All Other Fees. All other fees, including fees associated with the attestation procedures for the 2004 loan securitization, due diligence, and risk management advisory services totaled approximately $228,750 in 2004.
Audit Committee Pre-Approval Policy
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
      Prior to engagement of the independent auditor for each year’s audit, management will submit for approval an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit committee.
      1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits and attest services.
      2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including employee benefit plan audits, internal control reviews, special procedures required to meet certain regulatory requirements, and consultation regarding financial accounting and/or reporting standards.
      3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements and includes fees in the areas of tax compliance, tax advice, and audit and appeals assistance with the IRS or other taxing authorities.
      4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.
      In July 2004 the Audit Committee began to pre-approve these services by category of service prior to engagement. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original pre-approval. These services most often fall into one of two categories: due diligence (e.g., in relation to acquisitions or divestitures) and tax planning. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee authorized Mr. Hough to pre-approve these additional services.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the financial reporting process and the Company’s internal controls. The Audit Committee also selects the Company’s independent accountants.
      In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended or modified (Communication with Audit Committees).
      The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the firm to the Company are compatible with maintaining the firm’s independence.
      Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Audit Committee

Larry Hough (Chairman)
Kenneth Duberstein
Athanassios Michas
Richard Sterne

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on the Company’s Common Stock since July 16, 2004 (the date of listing on NASDAQ) with the cumulative total return for the same period of the Standard & Poor’s 500 Stock Index and Standard and Poor’s Diversified Financial Services Index. The graph assumes the investment of $100 on July 16, 2004.

Company/Index	7/16/04	7/31/04	8/31/04	9/30/04	10/31/04	11/30/04	12/31/04

Collegiate Funding Services	$100.00	$89.51	$84.40	$80.31	$78.96	$82.48	$90.09

S&P 500 Index	$100.00	$100.03	$100.26	$101.20	$102.62	$106.58	$110.04

NASDAQ Financial Other	$100.00	$101.31	$105.99	$109.10	$111.80	$121.28	$128.26

2006 ANNUAL MEETING
      Any stockholder who wants to present a proposal at the 2006 Annual Meeting of Stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that meeting must submit that proposal in writing to the Secretary of the Company no later than 120 days before the first anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a proposal for the 2006 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by December 16, 2005. Our By-laws require that for nominations of persons for election to the Board or the proposal of business not included in our notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2006 Annual Meeting of Stockholders, that notice must be delivered to the Secretary of the Company at our principal executive offices not less than 90 days and not more than 120 days prior to May 17, 2006, which represents the first anniversary of the 2005 Annual Meeting. However, if the 2005 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from May 17, 2005, then the notice must be delivered not earlier than the 120th day prior to the 2006 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2006 Annual Meeting or (b) the tenth day following the day on which public announcement of the date of the 2006 Annual Meeting is first made. The stockholder’s notice must contain and be accompanied by certain information as specified in our By-laws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our By-laws, which may be obtained without charge through our website at www.cfsloans.com or from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

      This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2004. The annual report, which contains audited financial statements, along with other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.
      Whether or not you expect to attend the Annual Meeting, please vote your shares by returning your completed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ Charles L. Terribile

Charles L. Terribile
Executive Vice President, Secretary and
General Counsel
April 15, 2005

ANNEX 1
COLLEGIATE FUNDING SERVICES, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
CHARTER

I	PREAMBLE
      The Board of Directors (the “Board”) of Collegiate Funding Services, Inc. (“CFS”) recognizes its oversight and guidance role within CFS. The Audit Committee is a key committee utilized by the Board of CFS in the fulfillment of this oversight and guidance role.

II	PURPOSE OF THE COMMITTEE
      The purpose of the Audit Committee is to provide assistance to the Board of CFS in fulfilling its legal and fiduciary obligations and responsibilities to the shareholders, potential shareholders and the investment community with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of CFS and its subsidiaries. In the fulfillment of said general purposes, the Audit Committee shall assist the Board in its oversight of (i) the integrity of CFS’s financial statements, (ii) CFS’s compliance with legal and regulatory requirements, (iii) the independent public accounting firm’s (“audit firm”) qualifications and independence, and (iv) the performance of CFS’s internal audit function and of the audit firm. The Audit Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III	COMPOSITION AND ORGANIZATION
      The Audit Committee shall be comprised of three or more directors as determined by the Board. At the time of the listing of shares of CFS’s common stock (the “Listing Date”) on The National Stock Market (“NASDAQ”), one member of the Audit Committee shall meet the independence requirements of NASDAQ and all other applicable rules, regulations and statutes (the “Independence Requirements”). Within 90 days of the Listing Date, at least a majority of the members of the Audit Committee shall satisfy the Independence Requirements. Within 12 months of the Listing Date, all members of the Audit Committee shall satisfy the Independence Requirements. In order for a member to qualify as satisfying the Independence Requirements, such member must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. No member of the audit committee shall have participated in the preparation of the financial statements of CFS or any current subsidiary of CFS at any time during the past three years. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements. At least one of the members will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication and, to the extent practicable, be a financial expert as defined by applicable rules, regulations and statutes.
      A member of the Audit Committee may not simultaneously serve on the audit committee of more than three public companies unless such service is recommended by the Nominating and Governance Committee and approved by the Board, upon its determination that such simultaneous service would not impair the ability of such member to effectively serve on CFS’s Audit Committee. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, accept any consulting, advisory, or other compensatory fee from CFS or any subsidiary thereof, or be an affiliated person of CFS or any subsidiary thereof.
      The Audit Committee members shall be appointed for one-year terms at the annual meeting of the Board and shall serve until a replacement for each such member is duly elected and qualified or until such member’s resignation or removal from the Board or the Audit Committee. The members of the Audit Committee may be removed from the Committee, with or without cause, by a majority vote of the Board. The Chairperson of the Audit Committee shall be designated by the Board. The Audit Committee may form and delegate authority to subcommittees in compliance with applicable law when deemed appropriate by the Audit Committee.

IV	MEETINGS
      The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Audit Committee shall periodically meet separately with representatives of management and the audit firm to discuss any matters that the Audit Committee or each of them believes would be appropriate to discuss privately. At such quarterly meeting, the Audit Committee should meet with the audit firm and management to review CFS’s financial statements in a manner consistent with that outlined in Section V of this Charter. The Chairman of the Board, the Chairman of the Audit Committee, any other member of the Audit Committee, the Chief Executive Officer, the General Counsel, or the Chief Financial Officer may call meetings of the Audit Committee. The Audit Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Audit Committee. A majority of the Audit Committee members shall constitute a quorum. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Audit Committee. The Audit Committee may also take action by unanimous written consent or by conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Audit Committee shall make a report thereof from time to time to the Board.

V	RESPONSIBILITIES AND DUTIES
      In carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

1. The sole authority to hire, subject to shareholder ratification, and fire the audit firm and to approve the engagement fees in connection therewith.

2. The responsibility to directly oversee the work of any audit firm employed by CFS, including the resolution of any disagreement between management and the audit firm regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

3. The sole authority to approve in advance all audit and legally permitted non-audit services to be provided by any independent public accountants; provided, however, that pre-approval of non-audit services will not be required if:

a. the aggregate amount of fees for all such non-audit services provided to CFS constitutes not more than five percent of the total amount of revenues paid by CFS to the audit firm during the fiscal year in which the non-audit services are provided;

b. such services were not recognized by CFS at the time of the engagement to be non-audit services; and

c. such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

4. The sole authority to delegate to one or more designated members of the Audit Committee who are independent directors of the Board of CFS, the authority to grant pre-approval of audit and non-audit services as described in Section (3) above, so long as it is presented to the full Audit Committee at the next scheduled meeting.

5. At least annually, to obtain and review a report by the audit firm describing:

a. the audit firm’s internal quality control procedures;

b. any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm and any steps taken to deal with such issues; and

c. to assess the audit firm’s independence, all relationships between the audit firm and CFS, consistent with Independence Standards Board Standard 1 (as described in the NASDAQ rules).

6. At least annually, to evaluate the audit firm’s qualifications, performance, and independence, which evaluation shall include the review and evaluation of the lead partner of the audit firm and a review of the report referred to in (5) above. In making its evaluation, the Audit Committee shall take into account the opinions of management and CFS’s internal auditors. The Audit Committee shall further ensure the rotation of the lead audit partner at least every five years and confirm with any audit firm retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for CFS in each of the five previous fiscal years of CFS. The Audit Committee shall decide as to whether CFS is obtaining high-quality audits and whether rotation of the auditor would be helpful. The Audit Committee shall present its conclusions with respect to the audit firm to the full Board.

7. To instruct the audit firm that it is to directly report to the Audit Committee.

8. To discuss the annual audited financial statements and quarterly financial statements prior to dissemination, with management and the audit firm, including CFS’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9. To generally discuss the types of information to be disclosed and the type of presentation to be made with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

10. To review in consultation with the audit firm, management, and internal auditors, the integrity of CFS’s financial reporting process, both internal and external. In that connection, the Audit Committee should obtain and discuss with management and the audit firm reports from management and the audit firm regarding: (i) all critical accounting policies and practices to be used by CFS; (ii) analyses prepared by management and/or the audit firm setting forth significant financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with CFS’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the audit firm; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in CFS’s selection or application of accounting principles; (iv) major issues as to the adequacy of CFS’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the audit firm and CFS’s management.

11. To review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of CFS.

12. To engage and compensate from CFS’s funds independent counsel and other advisers, as the Audit Committee determines appropriate to carry out its duties.

13. To discuss policies with respect to risk assessment and risk management and to discuss CFS’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14. To review with the audit firm any audit problems or difficulties and management’s response, including, but not limited to , any restrictions on the scope of the audit firm’s activities or on access to requested information (and any significant disagreements with management), any accounting adjustments that were noted or proposed by the audit firm but were passed as immaterial or otherwise, any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to CFS. The review shall also include discussion of the responsibilities, budget, and staffing of CFS’s internal audit function.

15. To review and approve, if appropriate, the operations and responsibilities of the Internal Audit Department and any changes thereto.

16. To review the adequacy and effectiveness of CFS’s accounting and internal control policies and procedures through inquiry and discussions with the audit firm, CFS internal auditors, and CFS management and approve the charter of CFS’s Disclosure Committee and any amendments thereto.

17. To establish procedures for (i) the receipt, retention, treatment, processing, and resolution of complaints received by CFS regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by associates of CFS of concerns regarding questionable accounting or auditing matters.

18. To set hiring policies for employees or former employees of the audit firm all in accordance with applicable legal restrictions. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to CFS if the Chief Executive Officer, Comptroller, Chief Financial Officer, chief accounting officer or any person serving in an equivalent capacity for CFS was employed by the registered public accounting firm and participated in the audit of CFS within one year of the initiation of the current audit.

19. To meet annually with the General Counsel and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of CFS.

20. To report regularly to the Board including, but not limited to, any issues that may arise with respect to the quality or integrity of CFS’s financial statements, CFS’s compliance with legal or regulatory requirements, the performance and independence of CFS’s audit firm, or the performance of the internal audit function.

21. To direct preparation of, and approve, the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in CFS’s annual proxy statement.

22. To prepare and maintain, and monitor compliance with, the Code of Ethics that applies to CFS’s senior financial officers.

23. To perform such additional activities and consider such other matters within the scope of its responsibilities as the Audit Committee or the Board deems necessary or appropriate.

VI	ANNUAL PERFORMANCE EVALUATION
      The Audit Committee shall conduct a review and evaluation, at least annually, of the functioning of the Audit Committee, including but not limited to reviewing the compliance of the Audit Committee with this Charter. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Governance Committee of the Board for consideration by the Board any improvements to this Charter that the Audit Committee considers necessary. The Audit Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.
      Effective as of July 21, 2004; adopted by the Board on June 21, 2004.

ANNUAL MEETING OF STOCKHOLDERS

Of

COLLEGIATE FUNDING SERVICES, INC.

10:00 A.M. (EASTERN)

MAY 17, 2005

10304 SPOTSYLVANIA AVENUE, SUITE 100
FREDERICKSBURG, VIRGINIA 22408

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY CARD

COLLEGIATE FUNDING SERVICES, INC.
10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting.

The stockholder(s) named on this proxy card appoints as proxies Valdean Langenburg and George L. Beigel, Jr. (the “Named Proxies”), and each of them, with power of substitution, to represent and vote as directed on the reverse side of this proxy card all shares of stock of Collegiate Funding Services, Inc. held of record by the stockholder(s) on March 18, 2005 at the Annual Meeting of Stockholders to be held at Collegiate Funding Services, Inc., 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, VA 22408 at 10:00 a.m. (Eastern Time) on May 17, 2005, and at any adjournment or postponement. All former proxies are revoked. This proxy authorizes each person named above to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement.

Please indicate how your stock is to be voted. If no specific voting instructions are given, the shares represented by this proxy will be voted as recommended by the Board of Directors.

(Continued, and to be marked, signed and dated on reverse side)

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDEÚ
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PROXY FOR COLLEGIATE FUNDING SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2005

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLLEGIATE FUNDING SERVICES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” THE APPROVAL OF PROPOSAL 2.
Please mark your votes like this	☒

WITHHOLD
		FOR	AUTHORITY
1.	ELECTION OF CLASS I DIRECTORS:

	RICHARD J. STERNE ATHANASSIOS “NASSOS” MICHAS	☐	☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS	☐	☐	☐

3.	In their discretion the Named Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

☐ Check this box if you plan to attend the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 9:30 a.m. (ET)

☐ Address change? Mark the box and indicate changes below.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When signing as an attorney, executor, administrator, trustee, custodian or guardian, so indicate when signing. If a stockholder is a corporation, please sign in full corporate name by president or other authorized officer. If a stockholder is a partnership or limited liability company, please sign in entity name by authorized person.